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                               FIRST AMENDMENT TO
                       EXECUTIVE RETIREMENT PLAN AGREEMENT


This First Amendment to Executive Retirement Plan Agreement (this "First Amendment") is made as of December 1, 1993 by and between Mirage Resorts, Incorporated, formerly known as Golden Nugget, Inc., a Nevada corporation ("MRI"), and Kenneth R. Wynn ("Executive"), amending the Executive Retirement Plan Agreement dated as of December 1, 1986 (the "Agreement") by and between MRI and Executive.

     WHEREAS, the Board of Directors has determined it to be in the best interests of MRI to offer to Executive the opportunity to exchange his right to Monthly Payments and the Benefit under the Agreement for 182,191 shares of MRI's $.008 par value common stock on terms and subject to conditions described herein; and

     WHEREAS, Executive desires to accept such offer.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

     1. In lieu of the Monthly Payments and Benefit provided for in the Agreement, MRI shall issue to Executive, concurrently with the execution of this First Amendment, 182,191 shares of MRI's $.008 par value common stock (the "Shares").

     2. Until the Vesting Date, none of the Shares shall be conveyed, transferred, encumbered or otherwise disposed of by Executive (any such disposition being herein called a "transfer"); provided, however, that nothing herein contained shall prevent the transfer of the Shares prior to the Vesting Date following: (i) the Executive's death or Permanent Disability; (ii) the termination of Executive's employment with an Employer other than on account of Executive's voluntary resignation or Executive's discharge by an Employer for "cause" (as defined in Paragraph 4 below); or (iii) "a change of control" (as defined in Paragraph 5 below) of MRI. Any attempted transfer of Shares in violation of the Agreement and this First Amendment shall be void.

     3. The Shares shall be subject to forfeiture by Executive in the event of termination of Executive's employment with an Employer prior to the Vesting Date; provided, however, that no forfeiture shall occur in the event of, and the Shares shall immediately vest upon the occurrence of: (i) the Executive's death or Permanent Disability; (ii) the termination of Executive's employment with an Employer other than on account of Executive's voluntary resignation or Executive's discharge by an Employer for "cause" (as defined in Paragraph 4 below); or (iii) a "change of control" (as defined in Paragraph 5 below) of MRI. In the event that the Shares are forfeited pursuant to the preceding sentence, Executive agrees to deliver the Shares immediately to MRI together with duly executed stock powers and any other documents reasonably requested by MRI.

     4. For purposes of the Agreement and this First Amendment, the term "cause" shall mean: (i) conviction of a felony directly relating to Executive's duties or his performance of services in connection with his employment by an Employer and not resulting from actions or inactions taken or not taken by Executive in the reasonable belief that such actions or inactions were for an Employer's benefit; or (ii) Executive's consistent refusal to perform, or willful misconduct in the performance of, his duties and obligations of employment with an Employer, following reasonable written notification and opportunity to correct the asserted refusal to perform or willful misconduct.

     5. For purposes of the Agreement and this First Amendment, the term "change of control" shall mean: (i) a change of control of a nature that would be required to be reported in response to Item 6E of Schedule 14A, as in effect on the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any person, including a "group" as such term is used in
Section 13(d)(3) of the Exchange Act, but excluding Stephen A. Wynn or any group of which he is a member, becoming after the date hereof the beneficial owner, directly or indirectly, of 33-1/3% or more of the combined voting power of MRI's outstanding voting securities; (iii) individuals who, as of the date hereof, constitute MRI's Board of Directors ceasing for any reason to constitute at least a majority of such Board of Directors; or (iv) Stephen A. Wynn ceasing for any reason to be the principal executive officer of MRI.



                                 EXHIBIT 10(ccc)

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     6.   Executive acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and represents and agrees that the Shares are being acquired for investment and that he has no present intention to transfer, sell or otherwise dispose of any of such Shares, except as permitted by the Agreement and this First Amendment and in compliance with applicable federal and state securities laws.

     7.   Certificates representing the Shares shall bear the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. The shares represented by this certificate are also subject to restrictions set forth in the Executive Retirement Plan Agreement dated as of December 1, 1986 between the Corporation and Kenneth
     R. Wynn, as amended by the First Amendment to Executive Retirement Plan Agreement dated as of December 1, 1993 between the Corporation and Kenneth
     R. Wynn, copies of which are on file in the office of the Corporation.

     8. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Agreement.

     9. Except as expressly modified herein, the provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Agreement and this First Amendment, the provisions of this First Amendment shall govern.

     IN WITNESS WHEREOF, MRI has caused this First Amendment to be signed by its duly authorized officer, and Executive has hereunder set his hand, as of the 1st day of December, 1993.

                              MIRAGE RESORTS, INCORPORATED


                              By:  /s/STEPHEN A. WYNN
                                   ------------------------------
                                   STEPHEN A. WYNN, Chairman of
                                   the Board, President and Chief
                                   Executive Officer


                                   /s/KENNETH R. WYNN
                                   ------------------------------
                                   KENNETH R. WYNN



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